UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") on December 4, 2023. As of October 27, 2023 (the "Record Date"), the Company had issued and outstanding and entitled to vote at the Annual Meeting 14,947,922 shares of the Company’s Common Stock, par value $0.0001 per share ("Common Stock"), with each share entitled to one vote per share. Out of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting, 5,285,579 (or approximately 35.36%) of such shares were present in person or represented by proxy at the Annual Meeting.

The proposals listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Pursuant to the voting results set forth below, (i) the five nominated directors were each elected to serve a one-year term expiring at the Company’s 2024 Annual Meeting of Stockholders or until his/her successor is duly elected and qualified; (ii) EisnerAmper LLP was ratified as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) an amendment to Article FOURTH of the Company's Amended & Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding shares of Common Stock by a ratio ranging from 1-for-10 to 1-for-45 was approved; and (iv) although enough votes were received to approve the proposal, the adjournment proposal was not necessary due to the presence of a quorum and the approval of the charter amendment proposal.

1. Election of the following persons to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jason Adelman	1,669,876	179,273	0
Peter Holst	1,660,558	188,591	0
Jonathan Schechter	1,662,010	187,139	0
Robert Weinstein	1,576,259	272,890	0
Deborah Meredith	1,661,777	187,372	0

2. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,902,822	336,512	46,245	0

3. Approval of an amendment to Article FOURTH of the Company's Amended & Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding shares of common Stock by a ratio ranging from 1-for-10 to 1-for-45.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,370,990	910,471	4,118	0

4. Approval of adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares represented to constitute a quorum or to approve the charter amendment proposal.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,405,878	831,482	48,219	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: December 4, 2023                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO